                                                                     EXHIBIT 2.8
================================================================================



                            STOCK PURCHASE AGREEMENT



                                  by and among



                        XPEDIOR INCORPORATED ("Buyer"),

                            KINDERHOOK SYSTEMS, INC.



                                      and


                  Sellers listed on the Signature page hereto
                                  ("Sellers")




                         Dated as of September 17, 1999





================================================================================

                              XPEDIOR INCORPORATED
                            STOCK PURCHASE AGREEMENT

                              TABLE OF CONTENTS

                                                                                                                     PAGE
1.  DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
2.  PURCHASE AND SALE OF SHARES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
    (A)  BASIC TRANSACTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
    (B)  PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
    (C)  PURCHASE PRICE ADJUSTMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
    (D)  THE CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
    (E)  DELIVERIES AT THE CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
    (E)  WITHHOLDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
3   REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
    (A)  REPRESENTATIONS AND WARRANTIES OF THE SELLERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         (i)     Authorization of Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         (ii)    Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         (iii)   Broker's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         (iv)    Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         (v)     Investment Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
    (b)  Representations and Warranties of Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (i)     Organization of Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (ii)    Authorization of Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (iii)   Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (iv)    Brokers' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (v)     Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         (v)     Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         (vii)   Legal Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         (viii)  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
4   REPRESENTATIONS AND WARRANTIES CONCERNING TARGET  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    (A)  ORGANIZATION, QUALIFICATION, AND CORPORATE POWER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    (B)  CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
    (C)  NONCONTRAVENTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
    (D)  SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
    (E)  FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
    (F)  EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
    (G)  UNDISCLOSED LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
    (H)  TAX MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
    (I)  TANGIBLE ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    (J)  REAL PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
    (K)  REAL PROPERTY LEASES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
                                      -i-
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
    (L)  INTELLECTUAL PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
    (M)  CONTRACTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    (N)  NOTES AND ACCOUNTS RECEIVABLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
    (O)  POWERS OF ATTORNEY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
    (P)  INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
    (Q)  LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
    (R)  EMPLOYEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
    (S)  EMPLOYEE BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
    (T)  GUARANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    (U)  ENVIRONMENT, HEALTH, AND SAFETY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    (V)  LEGAL COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
    (W)  CERTAIN BUSINESS RELATIONSHIPS WITH TARGET . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    (X)  BROKERS' FEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    (Y)  DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    (Z)  BOOKS AND RECORDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
5.  PRE-CLOSING COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    (A)  GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    (B)  NOTICES AND CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    (C)  OPERATION OF BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    (D)  PRESERVATION OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    (E)  FULL ACCESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    (F)  NOTICE OF DEVELOPMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    (G)  EXCLUSIVITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    (H)  PREPARATION OF FINANCIAL STATEMENTS; DELIVERY OF FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . .  33
    (I)  DELIVERY OF SCHEDULES; ACCEPTANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
6.  ADDITIONAL COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    (A)  GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    (B)  LITIGATION SUPPORT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    (C)  TRANSITION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    (D)  CONFIDENTIALITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    (E)  MONITORING INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
    (F)  LEASES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
    (G)  ADDITIONAL TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
    (H)  COVENANT NOT TO COMPETE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
    (I)  PUBLIC OFFERING OF BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
    (J)  PRINCIPAL GUARANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
7.  CONDITIONS TO OBLIGATIONS TO CLOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
    (A)  CONDITIONS TO OBLIGATION OF BUYER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
    (B)  CONDITIONS TO OBLIGATIONS OF THE SELLERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
8.  REMEDIES FOR BREACHES OF THIS AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
    (A)  SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
    (B)  INDEMNIFICATION PROVISIONS FOR BENEFIT OF BUYER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
    (C)  INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLERS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  44





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
                                      -ii-
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
    (D)  MATTERS INVOLVING THIRD PARTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
    (E)  DETERMINATION OF LOSS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
    (F)  EXCLUSIVE REMEDY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
    (G)  PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
    (H)  TAX DISPUTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
9.  TERMINATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
    (A)  TERMINATION OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
    (B)  EFFECT OF TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
10.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
    (A)  THE SELLERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
    (B)  PRESS RELEASES AND ANNOUNCEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
    (C)  NO THIRD-PARTY BENEFICIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
    (D)  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
    (E)  SUCCESSION AND ASSIGNMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
    (F)  FACSIMILE/COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
    (G)  HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
    (H)  NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
    (I)  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
    (J)  AMENDMENTS AND WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
    (K)  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
    (L)  EXPENSES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
    (M)  CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
    (N)  INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
    (O)  SPECIFIC PERFORMANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
    (P)  SUBMISSION TO JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

                    LIST OF EXHIBITS, ANNEXES AND SCHEDULES


                                    EXHIBITS

Exhibit A                 Financial Statements
Exhibit B                 Form of Employment Agreement
Exhibit C                 Form of Employee Non-Competition Agreement
Exhibit E                 Monthly Financial Data
Exhibit F                 Form of Subordinated Promissory Note
Exhibit 4(l)              Form of Nondisclosure Agreement


                                    ANNEXES

Annex I          Allocation of Purchase Price Among Sellers
Annex II         Estimated Net Working Capital
Annex III        Exceptions to Seller Transaction Warranties
Annex IV         Exceptions to Representations and Warranties of Buyer


                                   SCHEDULES

Disclosure Schedule





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT ("AGREEMENT") is entered into as of the 17th day of September, 1999, by and among XPEDIOR INCORPORATED, a Delaware corporation ("BUYER"), KINDERHOOK SYSTEMS, INC., a Delaware corporation ("TARGET"), and the individuals listed on the signature page hereto (each individually referred to as "SELLER" and collectively, the "SELLERS"). Buyer and the Sellers are referred to collectively herein as the "PARTIES."

         The Sellers in the aggregate own all of the outstanding capital stock of Target.

         This Agreement contemplates a transaction in which Buyer will purchase from the Sellers, and the Sellers will sell to Buyer, all of the outstanding capital stock of Target.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

         1.      DEFINITIONS

                 "ADVERSE CONSEQUENCES" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, reasonable expenses, and fees, including all reasonable attorneys' fees and court costs.

                 "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

                 "AFFILIATED GROUP" means any affiliated group within the meaning of Code Sec. 1504 (or any similar group defined under a similar provision of state, local or foreign law).

                 "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

                 "BUYER" has the meaning set forth in the preface above.

                 "CLIENT SOFTWARE PROGRAM" means any software program developed by Target for a client to which the Target has assigned and the client has acquired all Intellectual Property rights in such developed software program.

                 "CLOSING" has the meaning set forth in Section 2(d) below.

                 ""CLOSING DATE" has the meaning set forth in Section 2(d) below.





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

                 "CODE" means the Internal Revenue Code of 1986, as amended.

                 "COMMISSION" means the United States Securities and Exchange Commission.

                 "CONFIDENTIAL INFORMATION" means all confidential information and trade secrets of Target including, without limitation, the identity, lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; contract proposals, or bidding information; business plans and training operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals; and the Documentation (excluding user's manual) for any Target Software Program.

                 "CONTROLLED GROUP OF CORPORATIONS" has the meaning set forth in Code Sec. 1563.

                 "CURRENT EMPLOYEE BENEFIT PLAN" means each Employee Benefit Plan, which is sponsored, maintained, or contributed to by Target for the benefit of the employees of Target, or has been so sponsored, maintained, or contributed to at any time within six years prior to the Closing Date.

                 "CUSTOMER CONTRACT OR AGREEMENT" means (i) any contract or agreement of Target related to (a) information technology or computer support services; (b) maintenance contracts for application software; (c) maintenance support arrangements; (d) reengineering and refurbishment arrangements; (e) consulting arrangements; (f) any other contract computer support services arrangement; and (g) software development contracts and (ii) agreements related to any other services provided by Target to clients or customers.

                 "DISCLOSURE SCHEDULE" has the meaning set forth in Section 4 below.

                 "DOCUMENTATION" means, with respect to a software program, the source code (with comments), as well as any pertinent commentary or explanation prepared by or the property of Target to render such materials understandable and useable by a trained computer programmer, any programs (including compilers), "workbenches," tools and higher level (or "proprietary") language necessary for the development, maintenance and implementation of the software program, and any and all prepared and deliverable materials relating to the software program, including without limitation all notes, flow charts, programmer's or user's manuals.

                 "EMPLOYEE BENEFIT PLAN" means each (a) Employee Pension Benefit Plan, (b) Employee Welfare Benefit Plan, and (c) personnel policy, stock option plan, worker's compensation, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy, or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and other employee benefit plan, agreement, arrangement, program, practice, or understanding, which is sponsored, maintained, or contributed to by Target for the benefit of the employees, former employees, independent





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
contractors, or agents of Target, or has been so sponsored, maintained, or contributed to at any time since 1974.

                 "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(2).

                 "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(1).

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 "EXCESS LOSS ACCOUNT" has the meaning set forth in Treas. Reg.
Section 1.1502-19.

                 "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

                 "FIDUCIARY" has the meaning set forth in ERISA Sec. 3(21).

                 "FINANCIAL STATEMENTS" has the meaning set forth in Section 4(e) below.

                 "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                 "GOVERNMENTAL AUTHORITY" shall mean any governmental, quasi-governmental, state, county, city or other political subdivision of the United States or any other country, or any agency, court or instrumentality, foreign or domestic, or statutory or regulatory body thereof.

                 "GROSS PROFIT MARGIN" means the gross profit of Target as customarily set forth on the Financial Statements.

                 "INDEMNIFIED PARTY" has the meaning set forth in Section 8(d) below.

                 "INDEMNIFYING PARTY" has the meaning set forth in Section 8(d) below.

                 "INTELLECTUAL PROPERTY" means all (a) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (b) patents, patent applications, and provisional applications, including all continuations, divisionals and related applications, (c) copyrights and registrations and applications for registration thereof, (d) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), and (e) to the extent legally protectable, other proprietary rights.

                 "JOINT AND SEVERAL" has the meaning set forth in Section 10(a)(ii) below.





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

                 "KEY EMPLOYEES" means Mark Hansen, Karen Myers, Jerome Kass, Craig Hoddeson and Ann Armstrong.

                 "KNOWLEDGE" means that which is known or understood or should have been known or understood after reasonable investigation and inquiry, which inquiry shall include an inquiry of the employees of Target with responsibility for the matters in question.

                 "LIABILITY" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

                 "LICENSES" has the meaning set forth in Section 4(l) below.

                 "MOST RECENT FISCAL YEAR END" has the meaning set forth in
Section 4(e) below.

                 "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Sec. 3(37).

                 "NET WORKING CAPITAL" means total current assets less the sum of (i) total current liabilities of Target, (ii) the total outstanding balance of any long-term debt of Target, (iii) total deferred Taxes of Target, if any, all as determined in accordance with GAAP, consistently applied and (iv) $124,687 representing one-half of the increased fixed rent for 708 Third Avenue over the remaining three year term of the lease.

                 "NON-SOFTWARE INTELLECTUAL PROPERTY" means Intellectual Property rights in items other than Client Software Programs, Target Software Programs or Third Party Software Programs, including the Documentation for such software programs.

                 "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                 "PARTY" has the meaning set forth in the preface above.

                 "PBGC" means the Pension Benefit Guaranty Corporation.

                 "PRE-CLOSING TAX PERIOD" means (i) any taxable period ending on or before the Closing Date, and (ii) with respect to a taxable period that begins on or before the Closing Date and ends after the Closing Date, the portion of such taxable period ending on (and including) the Closing Date.

                 "PRINCIPAL" means Mark Hansen.

                 "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

                 "PURCHASE PRICE" has the meaning set forth in Section 2(b) below.





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

                 "REPORTABLE EVENT" has the meaning set forth in ERISA Sec.
4043.

                 "SECURITIES ACT" means the Securities Act of 1933, as amended.

                 "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable (or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings), (c) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and
(g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                 "SELLER" has the meaning set forth in the preface above.

                 "SELLERS" has the meaning set forth in the preface above.

                 "SEVERAL" has the meaning set forth in Section 10(a) below.

                 "SHARES" means the shares of common stock, par value $.01 per share, of Target.

                 "SOFTWARE PROGRAMS" has the meaning set forth in Section 4(l) below.

                 "SUBSIDIARY" means any corporation, limited liability company, partnership or other similar entity with respect to which another specified corporation, limited liability company, partnership or other similar entity has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or otherwise similarly control such entity.

                 "TARGET" has the meaning set forth in the preface above.

                 "TARGET SOFTWARE PROGRAM" means any software program, including its Documentation, owned by Target and excluding Client Software Programs. All Target Software Programs are listed in Section 4(l)(ii) of the Disclosure Schedule.

                 "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

                 "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

                 "THIRD PARTY SOFTWARE PROGRAM" means any software program, including the Documentation, developed by a third party and used by Target in developing either a Target Software Program or a Client Software Program, or used by Target in conducting its internal business. All Third Party Software Programs are listed in Section 4(l)(iii) of the Disclosure Schedule.

     2.      PURCHASE AND SALE OF SHARES

          (A) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to Buyer, all of the Shares held of record by such Seller for the consideration specified below in this
Section 2.

          (B) PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Shares to be purchased by Buyer, or such wholly-owned subsidiary of Buyer as Buyer shall so designate, from the Sellers pursuant to the terms hereof shall be composed of (i) an aggregate amount in cash equal to $14,900,000 (the "CASH PORTION OF THE PURCHASE PRICE") and (ii) Subordinated Promissory Notes of Buyer in the aggregate principal amount of $9,100,000, as may be adjusted pursuant to Section 2(c) below, and otherwise in the form of Exhibit F hereto (the "SUBORDINATED NOTES"); provided, that only those Sellers that are able to make the representations and warranties contained in Section 3(a)(v) shall receive the Subordinated Notes. Buyer agrees to deliver to each Seller at the Closing (as defined below) upon the surrender of the certificates representing the outstanding Shares held of record by such Seller, a pro rata share of the Cash Portion of the Purchase Price as set forth on Annex I hereto and, subject to the provision in the immediately preceding sentence, Subordinated Notes in the amounts set forth on Annex I. The Cash Portion of the Purchase Price allocated to each Seller as provided herein shall be paid by Buyer to each Seller at the Closing by wire transfer to an account or accounts designated by such Seller. The Purchase Price shall be allocated among the Sellers as set forth in Annex I attached hereto.

          (C) PURCHASE PRICE ADJUSTMENT. In the event that the Net Working Capital of Target as of the Closing Date is less than or more than $2,500,000 the aggregate principal amount of the Subordinated Notes shall be adjusted on a dollar for dollar basis downward or upward, as the case may be. The Parties estimate the Net Working Capital of Target as of the Closing Date to be approximately $2,466,155 (the "ESTIMATED NET WORKING CAPITAL"). The calculation of such Estimated Net Working Capital is set forth in Annex II attached hereto. Since the Estimated Net Working Capital is less than $2,500,000 the aggregate principal amount of the Subordinated Notes shall be reduced by $33,845. After the Closing Date, the actual Net Working Capital of Target as of the Closing Date (the "FINAL NET WORKING CAPITAL") will be determined in accordance with the provisions hereof, by the Parties based on Target's financial statements as of the Closing Date, which shall have been prepared by Buyer in accordance with GAAP consistently applied and provided to the Sellers within 90 days of the Closing Date. Within 30 days of receipt of the calculation of the Final Net Working Capital, the Principal shall provide any comments relating to such Final Net Working Capital to Buyer. If within 30 days (or such longer period agreed to by Buyer and the Principal) after receipt of such comments of





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
the Principal, the Principal and Buyer have not finally agreed on the calculation of the Final Net Working Capital, the Principal and Buyer shall request Ernst & Young, LLP (the fees and expenses of which shall be paid 50% by Buyer and 50% by the Sellers (in the aggregate)) to calculate the Final Net Working Capital. In such event, Buyer and the Principal agree to use their reasonable best efforts to cause Ernst & Young, LLP to submit to Buyer and the Principal such calculation of the Final Net Working Capital not later than thirty (30) days after the date of such request. The Final Net Working Capital derived from such calculation shall be final, conclusive and binding on the Parties. In the event that the Final Net Working Capital as so determined is greater than the Estimated Net Working Capital, Buyer shall pay to the Sellers (pro-rata based on the allocation of the Purchase Price set forth in Annex I) within five (5) business days of the receipt of such calculation the difference between the Final Net Working Capital and the Estimated Net Working Capital.
In the event that the Final Net Working Capital as so determined is less than the Estimated Net Working Capital, the Sellers shall pay to Buyer within five
(5) business days of the receipt of such calculation the difference (pro-rata based on the allocation of the Purchase Price set forth in Annex I) between the Estimated Net Working Capital and the Final Net Working Capital. Notwithstanding the last two sentences preceding this sentence, in the event the Final Net Working Capital is more or less than the Estimated Net Working Capital by $100,000 or more, the Parties shall make a corresponding adjustment to the aggregate principal amount of the Subordinated Notes in lieu of a cash payment; provided, however, that a pro rata cash payment shall be effected among Buyer and such Sellers' without rights in the Subordinated Note (based upon the allocation of Purchase Price set forth in Annex I).

          (D) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Buyer in Houston, Texas commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby or such other date as Buyer and the Sellers may mutually determine (the "CLOSING DATE"); provided, however, that the Closing Date shall be no later than September 23, 1999, which date may be extended with the mutual consent of Buyer and the Sellers.

          (E) DELIVERIES AT THE CLOSING. At the Closing, (i) the Sellers will deliver to Buyer the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in
Section 7(b) below, (iii) each Seller will deliver to Buyer stock certificates representing all Shares held of record by such Seller, endorsed in blank or accompanied by duly executed assignment documents, and (iv) Buyer will deliver to the Sellers the consideration specified in Section 2(b) above.

          (F) WITHHOLDING. Buyer shall have the right to withhold the Employee Tax Amount (as defined herein) from the Cash Portion of the Purchase Price and to satisfy, or cause Target to satisfy, Target's obligation to pay such Employee Tax Amount over to the appropriate taxing authorities in accordance with applicable law.





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

     3.      REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

          (A) REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each Seller represents and warrants to Buyer that the statements contained in this
Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to himself only except as set forth in Annex III attached hereto.

                   (i) AUTHORIZATION OF TRANSACTION. Such Seller has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such Seller, enforceable in accordance with its terms and conditions, except that (A) such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors' rights or debtors' obligations generally, and to general equity principles, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. Such Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

                   (ii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any Governmental Authority to which such Seller is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which such Seller is a party or by which he is bound or to which any of his assets is subject.

                   (iii) BROKER'S FEES. Such Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer or Target could become liable or obligated.

                   (iv) SHARES. Seller holds of record and owns beneficially the number of Shares set forth next to his name in
         Section 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), claims, Taxes, Security Interests, options, warrants, rights, contracts, calls, commitments, equities, and demands, other than this Agreement and other than as set forth in contracts and agreements between such Seller and Target which shall be terminated prior to Closing. The Sellers hold all of the issued and outstanding





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
         shares of Target and upon the consummation of the transaction contemplated hereby, Buyer will hold all of the issued and outstanding shares of Target. Such Seller is not a party to any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition or acquisition of any capital stock of Target (other than this Agreement and other than contracts and agreements between such Seller and Target which shall be terminated prior to Closing). Such Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Target. Seller hereby further represents and warrants that there are no pending or, to such Seller's knowledge, threatened suits, claims or actions by any former holders of Shares or options, rights, warrants or other interests in the equity of Target with respect to the repurchase of their equity interest in Target; and

                   (v) INVESTMENT REPRESENTATIONS. Each Seller that will receive Subordinated Notes pursuant to Section 2(b) hereby makes the following representations and warranties:

                           (A) Such Seller has substantial experience in evaluating and investing in private placement transactions so that such Seller is capable of evaluating the merits and risks of its investment in the Subordinated Note. Such Seller, by reason of Seller's business or financial experience, has the capacity to protect such Seller's own interests in connection with the acquisition of the Subordinated Note hereunder. Such Seller is an "accredited investor" as defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act. Such Seller is familiar with the business and financial condition, properties, operations and prospects of Buyer. Seller has had an opportunity to discuss the Buyer's business and financial condition, properties, operations and prospects with Buyer's management. Such Seller has also had an opportunity to ask questions of officers of Buyer, which questions were answered to such Seller's satisfaction. Such Seller understands that such discussion was intended to describe certain aspects of the Buyer's business and financial condition, properties, operations and prospects, but were not a thorough or exhaustive descriptive.

                           (B)        Such Seller understands that the
                 Subordinated Note and the shares of common stock of Buyer issuable upon conversion of the Subordinated Note (collectively, the "SECURITIES") may be "restricted securities" under the applicable federal securities laws and that the Securities Act and the rules of the Commission provide in substance that such Seller may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and it understands that Buyer has no obligation or intention to register the Securities (except pursuant to the registration rights granted pursuant to the terms of the Subordinated Note), or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). Otherwise, such Seller understands that under the Commission's rules, such Seller may dispose of the Securities only in transactions that are exempt from registration under the Securities Act. As a consequence of all of the foregoing, such Seller





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
                 understands that such Seller may have to bear the economic risk of the investment in the Securities for an indefinite period of time.

        (B) REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to the Sellers that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)), except as set forth in Annex IV attached hereto:

                   (i) ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation;

                   (ii) AUTHORIZATION OF TRANSACTION. Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Subordinated Notes and to perform its obligations hereunder and thereunder. This Agreement and the Subordinated Note each constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement;

                   (iii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any Governmental Authority to which Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject;

                   (iv) BROKERS' FEES. Buyer has no Liability or Obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated;

                   (v) INVESTMENT. Buyer is not acquiring the Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act; and

                   (vi) SHARES. The Shares of common stock of Buyer underlying the Subordinated Notes have been duly authorized and reserved for issuance upon conversion of the Subordinated Notes and, when issued and delivered in accordance with the terms of the Subordinated Notes, will be validly issued, fully paid and non-assessable.





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

                   (vii) LEGAL COMPLIANCE. Buyer has complied with all laws (including rules and regulations thereunder) of all Governmental Authorities, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against Buyer alleging any failure to comply with any such law or regulation, except where the failure to comply would not have a material adverse effect on Buyer.

                   (viii) LITIGATION. There is no litigation, action, suit, Tax audit, proceeding or investigation pending or, to the Buyer's knowledge, threatened with respect to the Buyer, any of the assets of the Buyer or any of the transactions contemplated hereby before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any other entity, which, if adversely determined, would have a material adverse effect upon Buyer, any of the assets of the Buyer or the conduct by Buyer of its business. The Buyer is not in default with respect to any order, writ, injunction or decree of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if not cured, would be expected to have a material adverse effect upon Buyer.

     4. REPRESENTATIONS AND WARRANTIES CONCERNING TARGET. The Sellers represent and warrant to Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 4), except as set forth in the disclosure schedule delivered by the Sellers to Buyer on the date hereof (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule may be updated one or more times prior to the date which is five (5) days prior to the Closing Date. Any updated Disclosure Schedule shall be delivered at or before the Closing. An updated Disclosure Schedule shall only be deemed to modify a representation and/or warranty made as of the date of the Agreement in the event, and only in the event, that the Sellers acted in good faith and used their best efforts when preparing the original Disclosure Schedule delivered to Buyer as of the date of this Agreement. In the event any such updated Disclosure Schedule indicates a Material adverse change from the information previously provided to Buyer, Buyer shall be entitled to terminate this Agreement notwithstanding any other provision contained in this Agreement by written notice delivered to the Sellers, subject to the next sentence. An event or matter will be deemed to be "MATERIAL," to have a "MATERIAL" change in or in respect of, to have a "MATERIAL ADVERSE EFFECT" or to be "MATERIALLY" affected if, in the opinion of Buyer, acting reasonably, the loss that may reasonably be expected to occur to Target or Buyer with respect to such event or matter, when taken together with all other related losses that may reasonably be expected to occur to Target or Buyer as a result of any such events or matters, would exceed $20,000 in the aggregate or if such event or matter constitutes a criminal violation of law; provided, that, the termination rights will not arise unless the aggregate amount of all such material adverse losses exceeds $200,000. For purposes of this paragraph, the word "LOSS" shall mean any and all direct or indirect payments, obligations, assessments, losses, losses of income, liabilities, costs and expenses paid or incurred, or reasonably likely to be paid or incurred, or that are reasonably expected to occur, including without limitation, penalties, interest on any amount payable to a third party as a result of the foregoing, and any legal or other expenses reasonably expected to be





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
incurred in connection with defending any demands, claims, actions or causes of action that, if adversely determined, could reasonably be expected to result in losses, and all amounts paid in settlement of claims or actions; provided, however, that losses shall be net of any insurance proceeds entitled to be received from a nonaffiliated insurance company on account of such loss (after taking into account any cost incurred in obtaining such proceeds). A Customer Contract or Agreement is "MATERIAL" if during the twelve months ended December 31, 1998 or during the current fiscal year such Customer Contract or Agreement produced or may reasonably be expected to produce, as the case may be, $20,000 of Gross Profit Margin less any bad debt specifically related to such Customer Contract or Agreement. Any item intended to be disclosed must be identified with the particular representation or warranty it is intended to limit and shall not be deemed to limit any other representation, warranty or covenant in the Agreement; provided, that sections of the Disclosure Schedule may contain specific cross-references to other sections of the Disclosure Schedule.
Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Disclosure
Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other items itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

          (A) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. Target has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of Target. The Sellers have delivered to Buyer correct and complete copies of the charter and bylaws of Target (as amended to date). The minute books containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors, the stock certificate books, and the stock record books of Target are correct and complete. Target is not in default under or in violation of any provision of its charter or bylaws. The execution and delivery of this Agreement and the effectuation of the transactions contemplated hereby has been duly authorized by all of the directors of Target, and Target will deliver to Buyer on the date hereof and at the Closing complete and correct copies, certified by its secretary, of the resolutions duly and validly adopted by its directors evidencing such authorization (which resolutions will not have been modified, revoked or rescinded in any respect prior to, and will be in full force and effect at, the Closing). No other corporate act or proceeding on the part of Target or the Sellers is necessary for the due and valid authorization of this Agreement or the transactions contemplated hereby.

          (B) CAPITALIZATION. The entire authorized capital stock of Target consists of 20,000,000 shares of common stock, par value $.01 per share (the "SHARES"), of which 9,102,008 Shares are issued and outstanding and no Shares are held in treasury. All of the issued and outstanding Shares have been duly authorized, are validly issued, fully paid, and





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
nonassessable, and are held of record by the respective Sellers as set forth in
Section 4(b) of the Disclosure Schedule. Except as set forth in Section 4(b) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which Target is a party or which are binding upon Target providing for the issuance, disposition, or acquisition of any of their capital stock. There are no outstanding or authorized stock appreciation, phantom stock, deferred bonus programs, or similar rights with respect to Target. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of Target.

          (C) NONCONTRAVENTION. Except as disclosed in Section 4(c) of the Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any Governmental Authority to which Target is subject or any provision of the charter or bylaws of Target or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, which it has not already obtained, in order for the Parties to consummate the transactions contemplated by this Agreement.

          (D)        SUBSIDIARIES.  Target has no Subsidiaries.

          (E) FINANCIAL STATEMENTS. Attached hereto as Exhibit A are the financial statements (collectively the "FINANCIAL STATEMENTS"), including balance sheets, income statements, and cash flow statements, for Target prepared in accordance with GAAP for each of the (i) fiscal years ended December 31, 1997 and 1998 (the fiscal year ended December 31, 1998 being referred to herein as the "MOST RECENT FISCAL YEAR END") and (ii) the six (6) month period ended June 30, 1999. The Financial Statements for the years ended December 31, 1997 and 1998 have been audited by PricewaterhouseCoopers LLP.
The Financial Statements fairly present the financial position of Target as of the respective dates thereof and Target's results of operations and cash flows for the periods indicated.

          (F) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Except as set forth in Section 4(f) of the Disclosure Schedule, since December 31, 1998, there has not been any material adverse change in the assets, Liabilities, business, financial condition, operations or results of operations of Target or, to Seller's Knowledge, the future prospects of Target. Without limiting the generality of the foregoing, since that date:

                   (i) Target has not sold, leased, transferred, conveyed, assigned or disposed of any of its Material assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

                   (ii) Target has not entered into any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) either involving more than $50,000 or outside the Ordinary Course of Business;

                   (iii) No party (including Target) has accelerated, terminated, modified, or canceled any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) to which Target is a party or by which it is bound or notified Target in writing of such involving more than $50,000;

                   (iv) Target has not imposed any Security Interest upon any of its assets, tangible or intangible;

                   (v) Target has not made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 singly or $100,000 in the aggregate, or outside the Ordinary Course of Business;

                   (vi) Target has not made any capital investment in, any loan to, or any acquisition of the securities or assets of any other person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000 individually or $100,000 in the aggregate or outside the Ordinary Course of Business;

                   (vii) Target has not created, incurred, assumed, or guaranteed any indebtedness (including capitalized lease obligations) either involving more than $25,000 singly or $100,000 in the aggregate or outside the Ordinary Course of Business;

                   (viii) Target has not delayed or postponed (beyond its normal practice) the payment of accounts payable and other Liabilities;

                   (ix) Target has not settled, canceled, compromised, waived, or released any right, claim action or proceeding (or series of related rights, claims, actions or proceedings) either involving more than $50,000 or outside the Ordinary Course of Business;

                   (x) Target has not granted any license or sublicense of any rights under or with respect to any Intellectual Property other than in the Ordinary Course of Business;

                   (xi) There has been no change made or authorized in the charter or bylaws of Target;

                   (xii) Target has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion or exercise) any of its capital stock;





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

                   (xiii) Target has not declared, set aside, or paid any dividend or distribution with respect to its capital stock or redeemed, purchased, or otherwise acquired any of its capital stock except as contemplated by Section 4(f)(xxi);

                   (xiv) Target has not experienced any material damage, destruction or loss (whether or not covered by insurance) to its property;

                   (xv) Target has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business giving rise to any claim or right on its part against the person or on the part of the person against it;

                   (xvi) Target has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                   (xvii) Target has not granted an increase outside the Ordinary Course of Business in the base compensation of any of its directors, officers, and key employees;

                   (xviii)        Target has not adopted any (A) bonus, (B)
         profit-sharing, (C) incentive compensation, (D) pension, (E) retirement, (F) medical, hospitalization, life, or other insurance,
         (G) severance, or (H) other plan, contract or commitment for any of its directors, officers, and employees, or modified or terminated any existing such plan, contract or commitment;

                   (xix) Target has not made any other change in employment terms for any of its directors, officers, and full-time staff employees ;

                   (xx) Target has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                   (xxi) Target has not made any dividend, consulting or other payment to the Sellers, except for (A) normal payments to the Sellers for their employment salaries (not to exceed current compensation levels) and (B) payments set forth in Section 4(f)(xxi) of the Disclosure Schedule;

                   (xxii) There has not been any other Material occurrence, event, incident, action, failure to act, or transaction by Target (or, to Seller's Knowledge, by any third party involving Target) outside the Ordinary Course of Business; and

                   (xxiii)        Target has not committed to do any of the
         foregoing.

          (G) UNDISCLOSED LIABILITIES. Target does not have any Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against it giving rise to any Liability) which is individually in excess of $10,000, except for (i) Liabilities reflected in the most recent audited balance sheet included in the Financial Statements, (ii) Liabilities which have arisen since the date of the most recent audited balance sheet included in





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
the Financial Statements in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceedings, hearing, investigation, claim, or demand), and (iii) Liabilities that are not required to be set forth in the Financial Statements or the notes thereto in accordance with GAAP assuming in all cases that the Financial Statements, including the most recent balance sheet, are required to include all footnote disclosures required for year end financial statements under GAAP.

          (H)        TAX MATTERS.

                   (i) Target has filed or caused to be filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Target (whether or not shown on any Tax Return) have been paid. Target currently is not the beneficiary of any extension of time within which to file any Tax Return. Neither Target nor any Seller has received any notice of any claim by an authority in a jurisdiction where Target does not file Tax Returns that Target is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of Target that arose in connection with any failure (or alleged failure) to pay any Tax.

                   (ii) Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

                   (iii) To the Knowledge of any Seller or director or officer (or employee responsible for Tax matters) of Target there is no Basis for any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of Target either (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers and the directors and officers (and employees responsible for Tax matters) of Target has Knowledge based upon personal contact with any agent of such authority. Section 4(h) of the Disclosure Schedule lists all Tax Returns filed with any Governmental Authority with respect to Target for taxable periods ended on or after December 31, 1992, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Target since December 31, 1992.

                   (iv) Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                   (v)            Target has not filed a consent under Code
         Section 341(f) concerning collapsible corporations. Target is not, and has not been during the applicable period specified in Code Section 897(c)(1)(A)(ii), a United States real property holding corporation within the meaning of Code Section 897(c)(2). Target has disclosed on its





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
         federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Target is not a party to any Tax allocation or sharing agreement. Target has never been (or has any Liability for unpaid Taxes because it once was) a member of an Affiliated Group during any part of any consolidated return year within any part of which consolidated return year any corporation other than Target also was a member of the Affiliated Group.

                   (vi) Section 4(h) of the Disclosure Schedule sets forth with respect to Target as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing) the basis of Target in its assets.

                   (vii) The unpaid Taxes of Target (including any Taxes of Target attributable to the exercise of options by Target employees or the repurchase of options held by Target employees) do not exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Financial Statements (rather than in any notes thereto) and used in the computation of the Net Working Capital as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Target in filing its Tax Returns.

                   (viii) To the extent that any act or omission of any Seller with respect to Taxes or Tax Returns creates or could create Tax Liability for Target, Seller shall be included in each reference to "Target" in this Section 4(h).

                   (ix) Each Seller has consented to, and the Target has made, a valid and effective election under Section 1362 of the Code to be treated as an S corporation. Such election has been effective from March 5, 1993 and has been, and will be, continuously in effect from that date until terminated as a result of the acquisition of the Target pursuant to this Agreement. The Target has never been a corporation taxable under Subchapter C of the Code. The Target and the Sellers have taken no actions with respect to issuances, sales, gifts, or other dispositions of stock which would disqualify Target as a small business corporation under Section 1361(b) of the Code and thereby terminate the Target's Subchapter S corporation election pursuant to Section 1362(d)(2) of the Code. The Sellers shall deliver to the Buyer at the Closing, a copy of the Target's Subchapter S election.

                   (x) The certificates, statements or other documents with respect to Target's Taxes delivered by Sellers or Target to Buyer pursuant to Section 6 and Section 7 of this Agreement are and will be true, correct and complete.

          (I) TANGIBLE ASSETS. Target owns or leases all tangible assets necessary for the conduct of its business as presently conducted. To the Seller's Knowledge, each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

          (J)        REAL PROPERTY.  Target owns no real property.

          (K) REAL PROPERTY LEASES. Section 4(k) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to Target. The Sellers have delivered to Buyer correct and complete copies of the leases and subleases listed in Section 4(k) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(k) of the Disclosure Schedule:

                   (i) The lease or sublease is legal, valid, binding, enforceable, and in full force and effect, subject to (x) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other similar laws of general application affecting enforcement of creditors' rights generally and
         (y) equitable principles of general applicability which may limit the availability of equitable remedies including specific performance (regardless of whether enforcement is sought in a proceeding in equity or at law);

                   (ii) The Sellers shall use their best efforts to ensure that the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the Closing;

                   (iii) Target is not and to Seller's Knowledge no other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                   (iv) No party to the lease or sublease has repudiated any provision thereof;

                   (v) There are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                   (vi) Target has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                   (vii) All facilities leased or subleased thereunder have received all approvals of Governmental Authorities (including licenses and permits) required to be obtained by Target in connection with the operation thereof and Target has operated and maintained and to Seller's Knowledge other parties have operated and maintained such facilities in accordance with applicable laws, rules, and regulations; and

                   (viii) The real property listed in Sections 4(j) and 4(k) of the Disclosure Schedule represents all of the real property necessary to operate the business of Target in the manner that it is currently being operated.





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

          (L)        INTELLECTUAL PROPERTY

                   (i) Target is the sole and exclusive owner of all right, title and interest in and has good, valid and marketable title to, or, as to third party rights identified in Section 4(l)(i) of the Disclosure Schedule, has obtained a license to use all Non-Software Intellectual Property used by Target in the operation of Target's business, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, or encumbrances. Each item of Non-Software Intellectual Property will be owned or licensed for use by Target on identical terms and conditions immediately subsequent to the Closing hereunder.

                   (ii) Target is the sole and exclusive owner of all right, title and interest in and has good, valid and marketable title to all Intellectual Property in and to the Target Software Programs listed in Section 4(l)(ii) of the Disclosure Schedule (representing all Target Software Programs owned by Target), free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind. The Intellectual Property rights in and to each Target Software Program will be owned on identical terms and conditions immediately subsequent to the Closing hereunder.

                   (iii) Section 4(l)(iii) of the Disclosure Schedule sets forth all Third Party Software Programs licensed by Target. Target has the right and license to use, pursuant to Third Party Software license agreements, all Third Party Software used in connection with, and as incorporated into, the Target Software Programs or the Client Software Programs or in conducting Target's own business and all use of each of such licensed Third Party Software Programs by Target has been in compliance with the respective license agreements.

                   (iv) Sellers have delivered to Buyer correct and complete copies of all documents pertaining to statutory Intellectual Property, including but not limited to, all trademark, service mark, trade name, copyright, and patent, registrations and applications used by Target in conducting its own business and all documents pertaining to licenses, agreements, and permissions (as amended to date) to use any Intellectual Property used by Target in conducting its own business, and have made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Non-Software Intellectual Property used in the conduct of the business of Target as heretofore conducted:

                           (A) the identified owner possesses all right, title, and interest in and to the item;

                           (B)         the item is not subject to any
                 outstanding judgment, order, decree, stipulation, injunction, or charge;





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

                           (C) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the Knowledge of any of the Sellers, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (D)         other than pursuant to Customer
                 Contracts entered into in the Ordinary Course of Business, Target has never agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                 Notwithstanding the foregoing, with respect to any Non-Software Intellectual Property that is not owned by Target, the representations and warranties contained in the immediately preceding sentence shall be limited to Seller's Knowledge.

                   (v) Section 4(l)(v) of the Disclosure Schedule sets forth the form and placement of the proprietary legends and copyright notices displayed in or on the Non-Software Intellectual Property and Target Software Programs. In no instance has the eligibility of the Non-Software Intellectual Property and Target Software Programs for protection under applicable intellectual property laws been forfeited to the public domain by omission by Target of any required notice or any other action taken by Target.

                   (vi) Target has enforced the trade secret protection program set forth in Section 4(l)(vi) of the Disclosure Schedule as it relates to the Non-Software Intellectual Property, the Third Party Software Programs, the Client Software Programs and the Target Software Programs, and there has been no violation of such program by any person or entity. The Documentation relating to the Target Software Programs and the Third Party Software Programs (except for end user manuals and other items generally delivered to end users or other customers or clients), (i) has at all times been maintained in strict confidence, (ii) has been disclosed by Target only to employees having a "need to know" the contents thereof in connection with the performance of their duties to Target or as otherwise specified in any third party license agreements and (iii) has not been disclosed to any third party, except as otherwise allowed pursuant to any third party license agreements.

                   (vii) All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of Target Software Programs have executed nondisclosure agreements, the form of which is set forth in
         Section 4(l)(vii) of the Disclosure Schedule, and either (l) have been party to a written agreement with Target that has accorded Target full, effective, exclusive and original ownership of all Target Software Programs, or (2) have executed appropriate instruments of assignment in favor of Target as assignee that have conveyed to Target full, effective, and exclusive ownership of all Target Software Programs.

                   (viii) Section 4(l)(viii) of the Disclosure Schedule contains a complete list of all software libraries, compilers and other third party software used in the development of the Target Software Programs.





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

                   (ix) The Target Software Programs and the Client Software Programs will perform in accordance with the warranties, if any set forth in Target's licenses to, or agreements with, the end users.

                   (x) The use of the Target Software Programs and the Client Software Programs and the license, sale or lease of the Target Software Programs and the Client Software Programs, or of any part thereof, or of any copy, or of any part thereof, do not and will not infringe on, misappropriate, or contribute to the infringement of, any copyright, trade secret, patents or any other exclusionary right, of any third party in either the United States or any foreign country. No person or entity has asserted against Target a claim that the use, license, sale or lease of any Target Software Program, the Client Software Programs, the Third Party Software Programs, or any part thereof, infringes, misappropriates or contributes to the infringement of any patent claim, copyright or trade secret right of any third party in either the United States or any foreign country, and the Sellers are not aware of any Basis for any such claim.

                   (xi) Except with respect to demonstration or trial copies, no portion of the Target Software Programs or the Client Software Programs contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access; to disable or erase software, hardware, or data; or to perform any other such similar actions.

                   (xii) Except as set forth in Section 4(l)(xii) of the Disclosure Schedule, Sellers have made available to Buyer correct and complete copies of all third party licenses, sublicenses, agreements, and permissions (as amended to the date hereof) as to Non-Software Intellectual Property and Third Party Software Programs licensed or sublicensed to Target (collectively, the "LICENSES"). Except as set forth in Section 4(l)(xii)of the Disclosure Schedule, with respect to each such License:

                           (A) the License is legal, valid, binding, enforceable and in full force and effect;

                           (B) the License will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                           (C)        Target is not and to the Sellers'
                 Knowledge no other party to the License is in breach or default and to the Sellers' Knowledge, no event has occurred which with notice or lapse or time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D) to the Sellers' Knowledge, no underlying item of the property covered by the License is subject to any outstanding judgment, order, decree, stipulation, injunction, or charge;





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

                           (E) no charge, complaint, action, suit, proceedings, hearing, investigation, claim, or demand is pending or to the Sellers' Knowledge, is threatened which challenges the legality, validity, or enforceability of any underlying item of the property covered by the License; and

                           (F) except as may have been necessary in preparing and delivering a Client Software Program, in accordance with the terms of the applicable client engagement, Target has not granted any sublicense or similar right with respect to any License.

                   (xiii) The Target Software Programs and, to the extent used in accordance with the applicable documentation, the Client Software Programs (i) are year 2000 compatible, which shall include, but is not limited to, date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) operate or will operate in accordance with their specifications prior to, during and after the calendar year 2000; and
         (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century; provided, that any third party software used by clients in conjunction with Target Software Programs or Client Software Programs for which Target was not directly or indirectly responsible for determining year 2000 compliance properly exchanges date data.

          (M) CONTRACTS. Section 4(m) of the Disclosure Schedule lists the following contracts, agreements, and other written arrangements to which Target is a party:

                   (i) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $50,000 per annum;

                   (ii) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property or for the furnishing or receipt of services which either calls for performance over a period of more than one year or involves more than the sum of $50,000;

                   (iii) any written arrangement concerning a partnership or joint venture;

                   (iv) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $50,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                   (v) any written arrangement imposing confidentiality restriction or restrictions on the ability of Target to compete;





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

                   (vi) any written arrangement involving any of the Sellers and their Affiliates not referred to in clause (vii) below;

                   (vii) any written arrangement with any of its directors, officers, and employees in the nature of a collective bargaining agreement, employment agreement, or severance agreement;

                   (viii) any written arrangement under which the consequences of a default or termination could have a material adverse effect on the assets, Liabilities, business, financial condition, operations or results of operations, or future prospects of Target;

                   (ix) any written arrangement involving a Governmental Authority;

                   (x)            any written Customer Contract or Agreement;
         or

                   (xi) any other written arrangement (or group of related written arrangements) either involving more than $50,000 or not entered into in the Ordinary Course of Business.

The Sellers have delivered to Buyer a correct and complete copy of each written arrangement listed in Section 4(m) of the Disclosure Schedule (as amended to date). With respect to each written arrangement so listed: (A) the written arrangement is legal, valid, binding, enforceable, subject to (x) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other similar laws of general application affecting enforcement of creditors' right' generally and (y) equitable principles of general applicability which may limit the availability of equitable remedies including specific performance (regardless of whether enforcement is sought in a proceeding in equity or at law), and in full force and effect; (B) the written arrangement will continue to be legal, valid, binding, enforceable and in full force and effect on the same or substantially similar terms immediately following the Closing; (C) Target is not and, to the Seller's Knowledge, no other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and
(D) no party has repudiated any provision of the written arrangement. Target is not a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in Section 4(m) of the Disclosure Schedule under the terms of this Section 4(m). No unfilled Material Customer Contract or Agreement obligating Target to perform services will result in a loss to Target upon completion of performance pursuant to their terms. Target is not a party to any contract, agreement or other arrangement which was entered into on terms which would not be considered market standard if such arrangement was entered into in an arms-length transaction. None of Target's twenty-five (25) highest grossing revenue customers in the year ended December 31, 1998 has Materially curtailed or terminated its relationship with it or has indicated that it will stop, or Materially decrease the rate of, buying services from it, other than as a result of the completion of projects by Target in the Ordinary Course of Business.





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

          (N) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of Target are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are presently current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Target.

          (O) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of Target.

          (P) INSURANCE. Section 4(p) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Target has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years:

                   (i) The name, address, and telephone number of the agent;

                   (ii) The name of the insurer, the name of the policyholder, and the name of each covered insured;

                   (iii)          The policy number and the period of coverage;

                   (iv) The scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                   (v) A description of any retroactive premium adjustments or other loss-sharing arrangements.

         With respect to each such insurance policy: (A) the policy is legal, valid, binding, and enforceable and in full force and effect, subject to (x) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other similar laws of general application affecting enforcement of creditors' rights generally and (y) equitable principles of general applicability which may limit the availability of equitable remedies including specific performance (regardless of whether enforcement is sought in a proceeding in equity or at law); (B) the policy will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms immediately following the Closing Date; (C) Target is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Target has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4(p) of the Disclosure Schedule describes any self-insurance arrangements affecting Target.





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

          (Q) LITIGATION. Section 4(q) of the Disclosure Schedule sets forth each instance in which Target (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or (ii) is a party or, to the Knowledge of any of the Sellers, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any Governmental Authority or before any arbitrator. None of the Sellers has any reason to believe that any such charge, complaint, action, suit, proceeding, hearing, or investigation may be brought or threatened against Target.

          (R) EMPLOYEES. Section 4(r) of the Disclosure Schedule lists the employees employed by Target and the annual compensation or rate of pay (including bonus) for each as of the date of this Agreement, with each such employee identified as (i) salaried or hourly, (ii) exempt or nonexempt, (iii) union or nonunion, (iv) full-time or part-time, (v) temporary, permanent, or leased, and (vi) active or nonactive (e.g., leave of absence, Family Medical Leave Act, disability, layoff, etc.). To Seller's Knowledge no key employee or group of full-time employees has any plans to terminate employment with Target. Target is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Target has not committed any unfair labor practice as defined by applicable law. None of the Sellers has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Target.

          (S)        EMPLOYEE BENEFITS.

                   (i) Section 4(s)(i) of the Disclosure Schedule provides a list of each Current Employee Benefit Plan.

                   (ii) True, correct, and complete copies of each Current Employee Benefit Plan, and related trusts, if applicable, including all amendments thereto, have been furnished to Buyer. There have also been furnished to Buyer, (A) with respect to each Current Employee Benefit Plan required to file such report or description, the most recent report on Form 5500 and the most recent summary plan description, and (B) with respect to each Current Employee Benefit Plan intended to be qualified within the meaning of Section 401(a) of the Code, the most recent favorable determination letter, if any, from the Internal Revenue Service.

                   (iii)          With respect to the Employee Benefit Plans:

                           1. Neither Target nor any corporation, trade, business, or entity under common control with Target, within the meaning of Section 414(b), (c), (m), or (o) of the Code, or Section 4001 of ERISA, ("COMMONLY CONTROLLED ENTITY") contributes to or has an obligation to contribute to, nor has Target or any Commonly Controlled Entity at any time contributed to or had an obligation to contribute to, either a Multiemployer Plan or a plan subject to Title IV of ERISA.

                           2. Target and each Fiduciary have performed all obligations, whether arising by operation of law or by contract, required to be performed by





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
                 each of them in connection with the Employee Benefit Plans, and there have been no defaults or violations by any party with respect to the Employee Benefit Plans.

                           3. All reports and disclosures relating to the Employee Benefit Plans required to be filed with or furnished to Governmental Authorities, participants, or beneficiaries have been filed or furnished in accordance with applicable law in a timely manner, and each Employee Benefit Plan has been administered in compliance with its governing documents and all applicable law.

                           4. Each of the Employee Benefit Plans intended to be qualified under Section 401(a) of the Code (A) satisfies in form the requirements of such Section, except to the extent amendments are not required by law to be made until a date after the Closing Date, (B) has received a favorable determination letter from the Internal Revenue Service regarding such qualified status, which covers all amendments to the Employee Benefit Plans, and (C) has not been operated in a way that would adversely affect its qualified status.

                           5. Target has not made any payments, is not obligated to make any payments, or is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code
                 Section 280G.

                           6. There are no actions, suits, or claims pending (other than routine claims for benefits) or threatened against, or with respect to, any of the Employee Benefit Plans or their assets.

                           7. All contributions required to be made to the Employee Benefit Plans pursuant to their terms and the provisions of ERISA, the Code, or any other applicable law have been timely made.

                           8. There has been no Prohibited Transaction with respect to any Employee Benefit Plan or Fiduciary, and no act, omission, or transaction has occurred that would result in imposition (directly or indirectly) upon Target of (A) breach of fiduciary duty liability under Section 409 of ERISA,
                 (B) a civil penalty assessed pursuant to subsections (c), (i), or (l) of Section 502 of ERISA, or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code.

                           9. There is no matter pending (other than routine qualification determination filings) with respect to any of the Employee Benefit Plans before the Internal Revenue Service, the Department of Labor, the PBGC, or other Governmental Authority.

                           10. Each trust funding an Employee Benefit Plan, which trust is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of such section and has received a favorable determination letter from the Internal Revenue Service regarding such





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
                 exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect such exempt status.

                           11. With respect to any employee benefit plan, within the meaning of Section 3(3) of ERISA, which is not listed in Section 4(s)(i) of the Disclosure Schedule, but which is sponsored, maintained, or contributed to, or has been sponsored, maintained, or contributed to within six years prior to the Closing Date, by any Commonly Controlled Entity,
                 (A) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (B) no liability to the PBGC has been incurred by any Commonly Controlled Entity, which liability has not been satisfied, (C) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and (D) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made.

                           12. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) require Target or Buyer to make a larger contribution to, or pay greater benefits or provide other rights under, any Employee Benefit Plan than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered, (B) create or give rise to any additional vested rights or service credits under any Employee Benefit Plan, or (C) conflict with the terms of any Employee Benefit Plan.

                           13. All continuation of coverage obligations set forth in Section 4980B of the Code and Sections 601 through 609 of ERISA have been performed.

                   (iv) Target is not a party to any agreement, nor has it established any policy or practice, requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for Target upon termination of such services that would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

                   (v) In connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefits, or provisions of other rights have or will be made under the Employee Benefit Plans that would result in imposition of the sanctions imposed under Section 280G or 4999 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered.

                   (vi) Each Employee Welfare Benefit Plan may be unilaterally amended or terminated in its entirety without liability to Target except as to benefits vested and accrued thereunder prior to such amendment or termination.





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

          (T) GUARANTIES. Target is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other person.

          (U)        ENVIRONMENT, HEALTH, AND SAFETY.

                   (i) Target and its predecessors and Affiliates has complied with all laws (including rules and regulations thereunder) of any Governmental Authority concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against any of them alleging any failure to comply with any such law or regulation.

                   (ii) Target does not have any Liability (and there is no Basis related to the past or present operations, properties, or facilities of Target and its predecessors and Affiliates for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Target giving rise to any Liability) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1989, or the Emergency Planning and Community Right-to-Know Act of 1986 (each as amended), any other law (or rule or regulation thereunder) of any Governmental Authority or common law remedy concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment.

                   (iii) Target does not have any Liability (and Target and its predecessors and Affiliates have not handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in any manner that could form the Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to any statute) against Target giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface) or for illness or personal injury under any applicable environmental law.

                   (iv) Target does not have any Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Target giving rise to any Liability) under the Occupational Safety and Health Act, as amended, or any other law (or rule or regulation thereunder) of any Governmental Authority concerning employee health and safety.

                   (v) Target does not have any Liability (and Target has not exposed any employee to any substance or condition that could form the Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to statute) against Target giving rise to any Liability) for any illness of or personal injury to any employee.





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

                   (vi) Target has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all laws of any Governmental Authority (including rules, regulations, codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder) relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharge, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

                   (vii) To the Knowledge of the Sellers, all properties and equipment used in the business of Target have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1, 2 trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

                   (viii) To the Knowledge of the Sellers, no pollutant, contaminant, or chemical, industrial, hazardous, or toxic material or waste ever has been buried, stored, spilled, leaked, discharged, emitted, or released on any real property that Target owns or ever has owned or that Target leases or ever has leased.

          (V)        LEGAL COMPLIANCE.

                   (i) Target has complied with all laws (including rules and regulations thereunder) of all Governmental Authorities, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against Target alleging any failure to comply with any such law or regulation.

                   (ii) Target has complied with all applicable laws (including rules and regulations thereunder) relating to the employment of labor, employee civil rights, and equal employment opportunities.

                   (iii) Target has not violated in any respect or received a notice or charge asserting any violation of the Sherman Act, the Clayton Act, the Robinson-Patman Act, or the Federal Trade Act, each as amended.

                   (iv) Target has complied with all applicable laws (including rules and regulations thereunder) relating to the residency status of foreign individuals which are employees of Target and obtaining the requisite visas, permits and other documentation to permit such individuals to work in the United States.





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

                   (v)            Target has not:

                           (A) made or agreed to make any contribution, payment, or gift of funds or property to any governmental official, employee, or agent where either the contribution, payment, or gift or the purpose thereof was illegal under the laws of any Governmental Authority;

                           (B) established or maintained any unrecorded fund or asset for any purpose, or made any false entries on any books or records for any reason; or

                           (C) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for public office with regards to any Governmental Authority.

                   (vi) Target has filed in a timely manner all reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all respects) under all applicable laws (including rules and regulations thereunder).

                   (vii) Target has possession of all records and documents it was required to retain under all applicable laws (including rules and regulations thereunder).

          (W) CERTAIN BUSINESS RELATIONSHIPS WITH TARGET. Except as set forth in Section 4(w) of the Disclosure Schedule, none of the Sellers and their Affiliates has been involved in any business arrangement or relationship with Target within the past twelve (12) months, and none of the Sellers and their Affiliates owns any property or right, tangible or intangible, which is used in the business of Target.

          (X) BROKERS' FEES. Target does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          (Y) DISCLOSURE. The representations and warranties contained in this Section 4 along with the Disclosure Schedule and any other written information, statement or certificate provided by the Sellers with the exception of forward looking statements and projections, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this
Section 4 not misleading.

          (Z) BOOKS AND RECORDS. The Sellers have furnished Buyer with true and complete copies of the books and records relating to the ownership and operation of Target. The books and records reflect all minutes and written consents adopted by the Boards of Directors of Target. The books and records have been maintained in accordance with applicable legal requirements, comprise all of the books and records relating to the ownership and operation of Target, reflect all proceedings and transactions customarily contained in corporate books and records. During the three year period prior to the date hereof, neither Target nor any of the Sellers on behalf of Target has paid or given or has authorized or committed to the payment or





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
gift of money or anything of value to any official or employee of any Governmental Authority or any political party or candidate for political office for the purpose of influencing any governmental action or decision in order to obtain or retain business or to direct business to any other party.

     5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the earlier of the Closing or termination of this Agreement.

          (A) GENERAL. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 7 below).

          (B) NOTICES AND CONSENTS. The Sellers will or will cause Target to give any notices to third parties required by this Agreement or the transactions contemplated hereby, and will or will cause Target to obtain all third- party consents required by this Agreement or the transactions contemplated hereby or in connection with the matters pertaining to Target disclosed or required to be disclosed in the Disclosure Schedule. The Sellers will take additional actions (and the Sellers will cause Target to take all additional actions) that may be deemed reasonably necessary, proper, or advisable by Buyer in connection with any other notices to, filings with, and authorizations, consents, and approvals of Governmental Authorities and third parties that he, she, it or Target may be required to give, make, or obtain as reasonably required by this Agreement or the transactions contemplated hereby in order that Buyer is able to conduct the business of Target in the same manner as it is currently being conducted.

          (C) OPERATION OF BUSINESS. The Sellers will not cause or permit Target to engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the Ordinary Course of Business, except as provided hereby or disclosed on the Disclosure Schedule as of the date hereof. Without limiting the generality of the foregoing, the Sellers will not cause or permit Target to engage in any practice, take any action, embark on any course of inaction, or enter into any transaction of the sort described in Section 4(f) above, except for transactions disclosed on the Disclosure Schedule.

          (D) PRESERVATION OF BUSINESS. The Sellers will use its reasonable best efforts to cause Target to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

          (E)        FULL ACCESS.

                   (i) Each of the Sellers will permit, and the Sellers will cause Target to permit, representatives of Buyer to have reasonable access during normal business hours, and in a manner so as not to interfere with the normal business operations of Target, to the headquarters office of Target and all books, records, contracts, Tax records, and documents of or pertaining to Target. Buyer's on-site investigation of Target shall be





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
         limited to fifteen (15) business days, unless otherwise agreed to by Buyer and the Principal in writing; provided, however, that such limitation of time shall not otherwise limit Buyer's investigation of Target off-site. During Buyer's on-site investigation, Buyer shall not discuss any aspects of the operation of Target with any employee of Target, and Buyer shall direct all requests for information and material only through the Key Employees, unless otherwise agreed to by Buyer and the Principal in writing. Buyer shall not contact or speak or correspond with any lender, customer, employee or other person associated in business with Target without the written consent of Target.

                   (ii) Upon completion of the accounting review and business, legal and accounting due diligence by Buyer and so long as this Agreement has not been terminated, Buyer shall arrange with the Sellers a mutually agreeable time and place at which Buyer may conduct interviews with designated key employees and/or customers of Target mutually agreed to by Buyer and the Principal. Such interviews shall be in strict conformity with a format mutually agreed to by Buyer and the Principal and shall take place and be completed wholly within the last ten (10) days prior to Closing.

         (F) NOTICE OF DEVELOPMENTS. The Sellers will give prompt written notice to Buyer of any material development affecting the assets, Liabilities, business, financial condition, operations or results of operations, or, to the extent of the Knowledge of Sellers, future prospects of Target. Each Party will give prompt written notice to the others of any material development affecting the ability of the Parties to consummate the transactions contemplated by this Agreement. No disclosure by any Party pursuant to this Section 5(f) however, shall be deemed to amend or supplement Annex III, Annex IV, or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (G) EXCLUSIVITY. None of the Sellers will (and the Sellers will not cause or permit Target to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any (A) liquidation, dissolution, or recapitalization, (B) merger or consolidation, (C) acquisition or purchase of securities or assets, or (D) similar transaction or business combination involving Target or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. The Sellers will notify Buyer immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         (H) PREPARATION OF FINANCIAL STATEMENTS; DELIVERY OF FINANCIAL INFORMATION. Target will prepare and deliver to Buyer, on a monthly basis until the Closing Date, the financial and other information listed on Exhibit E hereto.

         (I) DELIVERY OF SCHEDULES; ACCEPTANCE. Buyer acknowledges that the preparation and delivery of the Schedules to the Agreement may not be prepared and/or final at the time of the execution and delivery of the Agreement. As such, the parties agree as follows:

                   (i) The Sellers shall have the right to deliver the Schedules to the Agreement and/or to amend, restate and update the Schedules to the Agreement up to the





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
         date which is five (5) days prior to the Closing Date; provided that Sellers comply with Section 4 of this Agreement;

                   (ii) at least five (5) days prior to the Closing Date, the Sellers shall deliver to Buyer a complete copy of the proposed final Schedules to the Agreement noting all changes from the Schedules provided upon execution of the Agreement; provided that Sellers comply with Section 4 of this Agreement; and

                   (iii) Buyer shall notify Sellers at or prior to the Closing that either (i) Buyer accepts such revised Schedules, in which case they shall become part of this Agreement as if in existence on the date of this Agreement and all such disclosures made in such amended Schedules shall be deemed disclosed as if they had been disclosed in the Schedules as of the date of this Agreement or (ii) that Buyer in its sole discretion does not accept such Schedules and elects to terminate this Agreement subject to the terms of Section 4 above. In the event there is no material change to the Disclosure Schedule from the schedules delivered upon the signing of this Agreement, Buyer shall have no right to terminate this Agreement as a result of such changed Disclosure Schedule.

     6.      ADDITIONAL COVENANTS.  The Parties further agree as follows:

          (A) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Sellers acknowledge and agree that from and after the Closing Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort of Target.

          (B) LITIGATION SUPPORT. After the Closing, in the event and for so long as any Party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction which occurred on or prior to the Closing Date involving Target, each of the other Parties will, upon the reasonable request of such Party (which shall include reasonable notice and during reasonable business hours), cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Section 8 below).

          (C) TRANSITION. No Seller will take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Target from maintaining the same business relationships with Target after the Closing for a period of twenty-four (24) months thereafter as it maintained with Target prior to the Closing. Each Seller will refer all customer inquiries relating to the lines of businesses of





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
                                      -33-
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Target to Buyer from and after the Closing for a period of eighteen  (18)
months (twenty-four (24) months, in the case of Principal) thereafter.

          (D) CONFIDENTIALITY. Each of the Sellers will treat and hold as such all of the Confidential Information and refrain from using any of the Confidential Information except in connection with this Agreement for a period of three (3) years from the Closing, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Seller will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his reasonable best efforts to obtain, at the reasonable request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

          (E) MONITORING INFORMATION. Prior to the Closing, the Sellers shall cause Target to deliver such information as may reasonably be requested by Buyer.

          (F) LEASES. The Sellers shall cause prior to the Closing Date, Target to obtain from its landlords (to the extent required under the pertinent premises lease) written consent to the assignment of all leases being indirectly assumed by Buyer, which assignments are deemed to have resulted from the transactions contemplated by this Agreement.

          (G)        ADDITIONAL TAX MATTERS.

                   (i) The Sellers shall cause to be prepared, and Target shall file or cause to be filed, with the appropriate Governmental Authorities all Tax Returns required to be filed by Target for any taxable period ending on or prior to the Closing Date and Target shall remit any Taxes due in respect of such Tax Returns. Buyer shall prepare and cause Target to file with the appropriate Governmental Authorities all Tax Returns required to be filed by it for any taxable period ending after the Closing Date.

                   (ii) Buyer and the Sellers recognize that each of them will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by Buyer and/or Target to the extent such records and information pertain to events occurring on or prior to the Closing Date; therefore, Buyer agrees to cause Target to (A) use its best efforts to properly retain and maintain such records for a period of six (6) years from the date the Tax Returns for the year in which the Closing occurs are filed or until the expiration of the statute of limitations with respect to such





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
                                      -34-
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         year, whichever is later, and (B) allow the Sellers and their agents and representatives at times and dates mutually acceptable to the Parties, to inspect, review and make copies of such records as such other party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the requesting Party's expense.

                   (iii) The Sellers shall reimburse Buyer for the Taxes relating to Pre-Closing Tax Periods, but which are payable in respect of Tax Returns to be filed by Buyer pursuant to Section 6(g)(i) hereof within ten (10) business days after receipt by the Sellers of signed copies of such Tax Returns as filed; however, only to the extent such Taxes are in excess of the reserve for such Tax Liability used to determine the Net Working Capital of Target.

                   (iv) For purposes of this Agreement, in the case of any Taxes payable for a taxable period that begins on or before and includes (but does not end on) the Closing Date, the portion of such Tax for the Pre-Closing Tax Period shall (x) in the case of any Taxes not based on or related to gross or net income, revenues or other receipts (including, but not limited to, real property Taxes), be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the Pre-Closing Tax Period and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Taxes based on or related to gross or net income, revenues or other receipts be deemed to include the amount which would be payable if the relevant taxable period ended on and included the Closing Date.

                   (v) Neither Buyer nor Target shall be liable for any Taxes resulting solely from the conversion by Target to the accrual basis of tax accounting from the cash basis of Tax accounting. The Sellers shall reimburse Buyer for any Taxes for which either Buyer or Target become liable due solely to such conversion.

                   (vi) The Sellers and Buyer shall join in making a timely election under Section 338(h)(10) of the Code and any similar state law provisions in all applicable states (including any statutes comparable to under Section 338(g) of the Code) with respect to the sale and purchase of the Shares pursuant to this Agreement (the "Section 338(h)(10) Elections"), and each party shall provide to the others all necessary information to permit such elections to be made. To facilitate such elections, at the Closing, the Sellers shall deliver to the Buyer an Internal Revenue Service Form 8023 and any similar form prescribed under applicable state Tax law (the "Forms") with respect to the Section 338(h)(10) Elections, which Forms shall have been duly executed by an authorized person for Sellers and shall include such attachments to the Forms as are necessary to include the consent of each Seller to the Section 338(h)(10) Elections ("Consent"). Each such Consent shall be executed by the respective Seller under penalties of perjury and shall otherwise comply with any requirements set forth in the Code, applicable Treasury regulations and on the Forms. Buyer shall use reasonable efforts to assist Seller in reducing any Tax liabilities resulting from the Section 338(h)(10) Elections. All Taxes attributable to the Section 338(h)(10) Elections





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
         made pursuant to this Section 6(g)(v) shall be the liability of the Sellers, including, but not limited to, Taxes on ordinary income attributable to the deemed sale of the Target's accounts receivable and other similar assets pursuant to the Section 338(h)(10) Elections; provided, that should any additional state income Taxes be imposed by reason of the treatment of a portion of the gain realized on the deemed sale of the Target's assets as ordinary income rather than capital gain, Buyer shall reimburse the Sellers for such additional Tax liability. The amount (if any) payable by Buyer to Sellers pursuant to the immediately preceding sentence with respect to a particular state shall be the excess (if any) of (i) the amount of state income Tax actually imposed on the gain realized on the deemed sale of the Target's assets, over (ii) the amount of state income Tax that would have been imposed on such gain if all such gain were taxed at the state income Tax rate applicable to capital gains. In connection with such elections, within sixty (60) days following the Closing Date, Buyer and the Sellers shall act together in good faith to determine and agree upon the allocation of the "deemed sale price" to the assets of Target in accordance with Treasury Regulation Section 1.338(h)(10)-1(f) and the other regulations under Section 338 of the Code. Notwithstanding the generality of the immediately preceding sentence, Buyer and the Sellers agree that the "deemed sale price" shall be allocated to the fixed assets and the monetary assets of Target at their fair market value as of the Closing Date as determined in accordance with GAAP, consistently applied, and the balance of the "deemed sale price" shall be allocated to goodwill and other intangible assets of Target. The parties agree that for purposes of this allocation, (A) the portion of the "deemed sale price" allocated to the non- competition covenant shall not exceed $50,000, and (B) the fair market value of the fixed assets is their depreciated value.
         Both Buyer and the Sellers shall report the tax consequences of the transactions contemplated by this Agreement consistently with such allocations and shall not take any position inconsistent with such allocations in any Tax Return or otherwise. The Sellers shall be liable for, and shall indemnify and hold Buyer and Target harmless against, any Taxes or other costs attributable to (i) a failure on the part of the Sellers to take all actions required of them under this
         Section 6(g)(vi); or (ii) a failure on the part of Target to qualify as an "S corporation" for which the Section 338(h)(10) Elections may be made.

          (H)        COVENANT NOT TO COMPETE.

                   (i) For a period of eighteen (18) months beyond the term of his employment with Target (the longer of four (4) years from and after the Closing Date or two (2) years beyond the term of his employment with Target, in the case of the Principal) or, other than Principal with respect to the four (4) year fixed term, such shorter period as set forth in such Seller's Non-competition/No Solicitation Agreement of even date herewith, none of the Sellers will
         (i) engage directly or indirectly in any business that is substantially similar to the primary business conducted by Target or Buyer within a one hundred (100) mile radius of any office of Target or Buyer; (ii) service or solicit any past or current Customer of Target, Buyer or any of Buyer's subsidiaries with respect to any business that is similar to any business conducted by Target, Buyer or any of Buyer's subsidiaries; or (iii) offer employment to or attempt to induce any director, officer, employee, agent, or Customer of Target, Buyer or any of





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

         Buyer's subsidiaries to terminate such relationship with Target; provided, that the determination of the scope of business, current Customers, and offices covered shall be at the time of such Seller's termination; provided further, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to violate (h)(i)(i) above. For purposes of this Section 6(h)(i), "Customer" shall mean any person or legal entity for which services have been, or are being, performed by Target, Buyer or Buyer's Subsidiaries but excluding departments, divisions or locations and legal entities with separate and autonomous contracting authority unrelated to such areas with which Target has been engaged and which do not and have not derived a direct benefit from any services performed by the Target.

                   (ii) If any Seller commits a breach, or overtly threatens to commit a breach, of any of the provisions of Section 6(h)(i) above, Buyer shall have the right and remedy to seek to have the provisions of Section 6(h)(i) specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury and continuing damage to Buyer, Target and their affiliates, and that the exact amount of which would be difficult to ascertain and that in any event money damages will not provide adequate remedy and Buyer shall be entitled to seek to obtain injunctive relief restraining any violation of Section 6(h)(i);

                   (iii) It is expressly understood and agreed that Buyer and the Sellers consider the restrictions contained in Section 6(h)(i) above to be reasonable and necessary for the purposes of preserving and protecting the business of Target and goodwill purchased by Buyer; and

                   (iv) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6(h) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          (I) PUBLIC OFFERING OF BUSINESS. Target is aware that Buyer is in the process of preparing to offer to the public a portion of its equity and Target agrees, in good faith, to assist in that effort prior to Closing or until the termination of this Agreement. If it is necessary to make or prepare representations regarding Target, Target agrees to cooperate in the preparation of those materials and in any third party investigation which may be required (such as by the auditor, Ernst & Young or the lead underwriter, Morgan Stanley Dean Witter) prior to Closing or until the termination of this Agreement, provided that any such third party has signed a non-disclosure agreement with Target that is at least as restrictive as the non-disclosure signed by Buyer and Target. Furthermore, Target shall not be required to make any public disclosure of this anticipated transaction prior to Closing nor provide information to third parties that may disclose this anticipated transaction to Target's employees.





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

          (J) PRINCIPAL GUARANTIES. Target shall indemnify Principal for claims resulting from any default on any personal guaranties that have been provided to secure Target's leases of tangible property.

     7.      CONDITIONS TO OBLIGATIONS TO CLOSE.

          (A) CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                   (i) The representations and warranties set forth in Section 3(a) and Section 4 above shall be true and correct in all Material respects at and as of the Closing Date;

                   (ii) Sellers shall have performed and complied with all of their covenants hereunder in all Material respects through the Closing;

                   (iii) Target shall have procured all of the governmental or third party consents and approvals specified in
         Section 5(b) including any landlord consents related to any rental property.

                   (iv) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency within the jurisdiction of any Governmental Authority wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) adversely affect the right of Buyer to own, operate, or control the Shares or Target (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

                   (v) Sellers shall have delivered to Buyer a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects;

                   (vi) Buyer shall have received from each of the Key Employees executed employment agreements in the form and substance attached hereto as Exhibit B;

                   (vii) Buyer shall have received from each of the Key Employees executed non-competition agreements in the form and substance attached hereto as Exhibit C;

                   (viii) Buyer shall have received from counsel to Sellers an opinion addressed to Buyer and dated as of the Closing Date in a form reasonably satisfactory to Buyer;





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
                                      -38-
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                   (ix)           Buyer shall have received the resignations,
         effective as of the Closing, of each director of Target designated by Buyer prior to the Closing;

                   (x) All officers, directors and key employees of Target and each of the Sellers shall have repaid in full all debts or other obligations, if any, owed to Target;

                   (xi) Since December 31, 1998, no Material adverse change shall have occurred before the Closing in Target's business or its future business prospects;

                   (xii) All appropriate corporate and shareholder authorizations of Target shall have been obtained;

                   (xiii) Buyer shall be satisfied that at Closing all facilities of Target are under legal, valid and binding leases or subleases, each of which have received all approvals of Governmental Authorities required to be obtained by Target;

                   (xiv) Sellers shall have delivered to Buyer stock certificates evidencing all of the stock of Target in good delivery form and duly endorsed for transfer or accompanied by duly executed stock powers or other appropriate assignment documents;

                   (xv) Sellers shall have caused Target to cancel, and Target shall have canceled, any stock option and associated plans, deferred bonus programs, and phantom equity plans outstanding as of the Closing Date, and Sellers shall have obtained any necessary consents and releases from affected holders or other individuals, each at no cost or liability to Buyer and/or Target and Sellers shall produce documents evidencing all such actions prior to Closing. The payments made by Target and due pursuant to the cancellation of such programs will vest and be payable to the recipients in accordance with terms and conditions mutually acceptable to Sellers and Buyer. In conjunction with the cancellation of such programs, Sellers shall have caused all employees of Target who have received stock options to have signed releases and reaffirmed any and all restrictive covenants to which such eligible employees are currently bound;

                   (xvi) All Security Interests securing debts of Target which have been paid in full prior to or at the Closing shall have been fully released of record to the reasonable satisfaction of Buyer and all Uniform Commercial Code financing statements or other filings of any kind whatsoever, covering or evidencing such debts, Security Interests shall have been terminated;

                   (xvii) No unsatisfied liens for the failure to pay Taxes of any nature whatsoever shall exist against Target, or against or in any way affecting any of the Shares;

                   (xviii)        All deferred Taxes of Target and all other
         Tax related issues of Target shall have been assumed and/or discharged by the Sellers;





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

                   (xix) Buyer shall have received a certificate of the Secretary of Target accompanied with Target's certified certificate of incorporation and bylaws and certificates of good standing in each jurisdiction in which Target is required to be qualified to do business.

                   (xx) The Sellers shall have delivered to Buyer any documentation prescribed under Section 1445 of the Code and Treasury regulations thereunder certifying that the Target is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation.

                   (xxi) The Sellers shall have delivered to Buyer all properly executed Forms and Consents as are required to make the
         Section 338(h)(10) Elections provided for under Section 6(g) of this Agreement.

                   (xxii) Sellers shall have modified or terminated any and all non-compete provisions in the Preferred Vendor Agreement and the Contractual Agreement for Software Development, each dated May 30, 1997, by and between Dialog Software, Inc. and Target to the satisfaction of the Buyer in its sole discretion.

                   (xxiii)        Buyer shall have received from Target or
         Sellers a statement certifying (i) the amount of compensation treated as paid to Target employees as a result of the exercise by such employees of options to acquire Target stock prior to the Closing or the lapse of any restrictions related to the Target stock so acquired, and (ii) the amount of Taxes that are payable by the Target employees (and which constitute a withholding obligation of the Target) with respect to the exercise of such options or the lapse of any restrictions with respect to such Target stock (the "Employee Tax Amount").

                 Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

          (B) CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                   (i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

                   (ii) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                   (iii) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency within the jurisdiction of any Governmental Authority wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
         this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

                   (iv) Buyer shall have executed and delivered to each Key Employee an employment agreement in the form and substance attached hereto as Exhibit B; and

                   (v) Buyer shall have delivered to the Sellers a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects.

                   (vi) Buyer shall have delivered to the Sellers a subordinated guaranty agreement executed by Metamor Worldwide, Inc.

                   (vii) Buyer shall have delivered to the Sellers a legal opinion of Buyer's counsel in a form reasonably satisfactory to Seller.

                 Sellers may waive any condition specified in this Section 7(b) if they execute a writing so stating at or prior to the Closing.

     8.      REMEDIES FOR BREACHES OF THIS AGREEMENT.

          (A) SURVIVAL. Except as otherwise specifically provided in this Agreement, all of the representations, warranties and covenants of the Sellers (other than the representations and warranties of the Sellers contained in Section 3, Section 4(h), Section 4(s) and Section 4(u) above) shall survive the Closing hereunder (even if Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of two (2) years thereafter. All of the representations and warranties of the Sellers contained in Section 3, Section 4(h) and Section 4(s) of this Agreement and the representations, warranties and covenants of Buyer shall survive the Closing (even if Buyer knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect for the statute of limitations.

          (B)        INDEMNIFICATION PROVISIONS FOR BENEFIT OF BUYER.

                   (i) In the event the Sellers (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) breach any of their Joint and Several representations, warranties, and covenants contained herein during the period such representations, warranties and covenants survive, and provided that Buyer makes a written claim for indemnification against any of the Sellers pursuant to Section 10(h) below within the applicable survival period, then each of the Sellers agrees to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Buyer may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that the Sellers shall not have any obligation to indemnify Buyer from and against any Adverse Consequences resulting from, arising out of, relating





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
         to, in the nature of, or caused by the breach of any representation or warranty of the Sellers contained in Section 4 above (A) until Buyer has suffered aggregate losses by reason of all such breaches in excess of a $75,000 threshold (at which point the Sellers will only be obligated to indemnify Buyer from and against such aggregate losses in excess of such $75,000; (B) in excess of $12,000,000 in the aggregate (after which point the Sellers shall have no obligation to indemnify Buyer from and against further such Adverse Consequences), and (C) no Seller shall be liable for any such losses (together with any losses to which such Seller is responsible pursuant to Section 8(b)(ii) hereunder) in excess of fifty percent (50%) of the Purchase Price received by such Seller hereunder; provided further, however, that the limitations set forth in (A), (B) and (C) above specifically shall not apply to the liability of any Seller with respect to Adverse Consequences resulting from or attributable to (a) intentional fraud or any willful misconduct by the Sellers or (b) breaches of the representations and warranties contained in Sections 4(b), 4(h), 4(n) and 4(s) hereof; provided further, however, none of the Sellers, other than the Principal, shall be liable for any losses in excess of the Purchase Price received by such Seller hereunder resulting from or attributable to (a) intentional fraud or any willful misconduct by the Sellers under any Joint and Several representations and warranties and
         (b) breaches of the representations and warranties contained in Sections 4(b), 4(h), 4(n) and 4(s).

                   (ii) In the event any of the Sellers breaches (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of his Several representations, warranties, and covenants contained in Section 3(a) herein, and provided that the particular representation, warranty, or covenant survives the Closing and that Buyer makes a written claim for indemnification against such Seller pursuant to Section 10(h) below within the applicable survival period, then such Seller agrees to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Buyer may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                   (iii) Each of the Sellers agrees to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of Target arising under United States Treasury Reg. Section 1.1502-6 (because Target once was a member of an Affiliated Group during any part of any consolidated return year within any part of which consolidated return year any corporation other than Target also was a member of the Affiliated Group).

                   (iv) Each of the Sellers agree to indemnify Buyer from and against the entirety of any transfer, stamp or similar Taxes that which may become due and owing to any Governmental Authority by reason of the sale of Target to Buyer.

                   (v) Each of the Sellers agrees to indemnify Buyer from and against the entirety of any Adverse Consequences which may become due and owing by reason of





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

         Target's failure to properly obtain any visas required for employees of Target to work in the United States.

                   (vi) Each of the Sellers shall be liable for, and hereby indemnifies, Buyer for all Taxes imposed on Target (plus, to the extent authorized in writing by the Sellers, any costs incurred in contesting such Taxes, including, but not limited to, reasonable attorneys' and accountants' fees) (a) with respect to any Pre-Closing Tax Period, (b) attributable to the Section 338(h)(10) Elections, (c) under Section 1374 of the Code, or (d) as a result of a breach by the Sellers of any representation, warranty or covenant with respect to Taxes contained in this Agreement, (together, "PRE-CLOSING TAXES"); provided, however, that such indemnity shall be made only to the extent Pre-Closing Taxes are in excess of the reserve, if any, for such Tax Liability as reflected in the Financial Statements and used in the computation of the Net Working Capital. In order to apportion appropriately any income Taxes relating to any taxable year or period that begins before and ends after the Closing Date, the Parties hereto shall, to the extent permitted or not prohibited by applicable law, elect with the relevant taxing authority, if required or necessary, to terminate the taxable year of Target as of the Closing Date. In any case where applicable law does not permit Target to treat such date as the end of a taxable year or period, then whenever it is necessary to determine the liability for income Taxes of Target, for a portion of a taxable year or period, such determination shall (unless otherwise agreed to in writing by Buyer and the Sellers) be determined in accordance with the provisions of Section 6(g)(iv) of this Agreement.

                   (vii) Each of Sellers (1) shall retain or assume and be liable for all past, present, and future obligations and liabilities of Target and any Commonly Controlled Entity (as defined in Section 4(s)(iii)(1)) arising out of any law or contract with respect to (i) each Employee Benefit Plan and all associated contracts and documents, (ii) each employee benefit plan (as such term is described in Section 3(3) of ERISA, including, but not limited to, any such employee benefit plan that is exempt from some or all of the provisions of ERISA), which is or was sponsored, maintained, or contributed to by any Commonly Controlled Entity either presently or at any time since 1974 ("CONTROLLED GROUP PLAN") and all associated contracts and documents, and (iii) all employees and former employees of Target or any Commonly Controlled Entity in connection with any event commencing, occurring, or failing to occur on or prior to the Closing Date and (2) agrees to indemnify Buyer and its affiliates (including Target after it becomes an affiliate) and their directors, officers, and employees with respect to any loss, damages, liability, assessment, withdrawal liability assessment, funding deficiency assessment, taxes, interest, penalties, judgments, employee benefit claims, and PBGC liability assessments (including any and all costs and fees related to proceedings establishing such loss, damages, liability, assessment, withdrawal liability assessment, funding deficiency assessment, taxes, interest, penalties, judgments, employee benefit claims, or PBGC liability assessment) arising out of any law or contract, with respect to each (i) Employee Benefit Plan, (ii) Controlled Group Plan, and (iii) employee or former employee of Target or any Commonly Controlled Entity, in each case with respect to periods prior to the Closing Date. Notwithstanding any other provision of this Section 8(b) or elsewhere in this Agreement to the contrary, the indemnity provided in this Section 8(b)(vii) shall





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
         survive this Agreement and shall last for as long as the applicable statute of limitations with respect to the claim resulting in such loss, damages, liability, assessment, withdrawal liability assessment, funding deficiency assessment, taxes, interest, penalties, judgments, employee benefit claims, or PBGC liability assessments and all associated costs and fees and shall be in addition to any other indemnities provided in this Section 8(b) or elsewhere in this Agreement and shall not be subject to any restrictions, conditions, or limitations imposed in this Section 8(b) or elsewhere in this Agreement upon this indemnity or any such other indemnities.

                   (viii) Each of the Sellers agrees to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer or Target may suffer resulting from, arising out of, relating to, or caused by Dialog Software Inc.'s use or lease of Target leasehold interest.

                   (ix)           Subject to the limitations set forth in
         Section 8(b)(i)(B) and (C) above, each of the Sellers agrees to indemnify Buyer from and against the entirety of any Adverse Consequences which Buyer or Target may suffer resulting from, arising out of or relating to that certain letter dated June 1, 1999 from Educational Testing Services requesting the return of funds paid to Target.

                   (x)            Subject to the limitations set forth in
         Section 8(b)(i)(B) and (C) above, each of the Sellers agree to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer or Target may suffer resulting from, arising out of or relating to the failure of Sellers and Target to obtain the consents disclosed in Section 4(c) of the Disclosure Schedule prior to Closing.

          (C) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLERS. In the event Buyer breaches any of its representations, warranties or covenants contained herein, and provided that any of the Sellers makes a written claim for indemnification against Buyer pursuant to Section 10(h) below within the applicable survival period, then Buyer agrees to indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Sellers may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

          (D) MATTERS INVOLVING THIRD PARTIES. If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this Section 8, then the Indemnified Party shall notify each Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged. In the event any Indemnifying Party notifies the Indemnified Party within thirty (30) days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, (A) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (B) the Indemnified Party may retain separate co-counsel at





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has a conflict of interest), (C) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably), and (D) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably). In the event no Indemnifying Party notifies the Indemnified Party within thirty (30) days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, however, the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate. At any time after commencement of any such action, any Indemnifying Party may request an Indemnified Party to accept a bona fide offer from the other parties to the action for a monetary settlement payable solely by such Indemnifying Party (which does not burden or restrict the Indemnified Party nor otherwise prejudice him or her) whereupon such action shall be taken unless the Indemnified Party determines that the dispute should be continued. In such event, the Indemnifying Party shall be liable for indemnity hereunder only to the extent of the lesser of (i) the amount of the settlement offer or
(ii) the amount for which the Indemnified Party may be liable with respect to such action. In addition, the Party controlling the defense of any third party claim shall deliver, or cause to be delivered, to the other Party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of the third party claim, and timely notices of, and the right to participate in (as an observer) any hearing or other court proceeding relating to the third party claim.

          (E) DETERMINATION OF LOSS. The amount of indemnification to be paid by any Party to another Party hereto shall be reduced by (i) any insurance proceeds received, including both defense and indemnification costs, with respect to any insurance policy maintained by Target providing coverage with respect to any of the Adverse Consequences and (ii) any net Tax benefits actually realized by the indemnified party as a result of any of the Adverse Consequences (after taking into account any loss of Tax benefits by the indemnified party (including, without limitation, those resulting from any loss of depreciation or amortization). All indemnification payments under this
Section 8 shall be deemed adjustments to the Purchase Price.

          (F) EXCLUSIVE REMEDY. Buyer and the Sellers acknowledge and agree that the foregoing indemnification provisions in this Section 8 shall be the exclusive remedy of both Buyer and the Sellers for any breach of the representations and warranties of the Parties.

          (G) PAYMENT. In the event Buyer or such other Indemnified Party becomes entitled to indemnity from the Sellers, the Indemnifying Parties shall promptly pay to Buyer or such other Indemnified Party as may be entitled to indemnity hereunder in cash the amount of any Adverse Consequences to which Buyer or such Indemnified Party may become entitled to by reason of the provisions of this Agreement.





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

          (H) TAX DISPUTES. In the event that any dispute arises between Target and the Internal Revenue Service or any state Tax authority relating to an issue in which the Sellers have agreed to indemnify Buyer, the Sellers shall have the right to associate with Buyer in the defense or settlement of any such claims. Moreover, Buyer at all times shall act in good faith in order to minimize the Tax liability as to issues in which the Sellers have agreed to indemnify Buyer (so long as it does not adversely affect Target) and shall not settle or compromise any claims without the consent of the Sellers, which consent shall not be unreasonably withheld.

     9.      TERMINATION.

          (A) TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

                   (i) Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

                   (ii) Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing in the event any of the Sellers is in breach of any Material representation, warranty or covenant contained in this Agreement in any Material respect, and the Sellers may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing in the event Buyer is in breach of any Material representation, warranty, or covenant contained in this Agreement in any Material respect;

                   (iii) Buyer may terminate this agreement in accordance with Section 4;

                   (iv) Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing if the Closing shall not have occurred on or before September 24, 1999 by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); or

                   (v) The Sellers may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing if the Closing shall not have occurred on or before September 24, 1999 by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from any of the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

          (B) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 9(a) above, all obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party. Upon termination, Buyer shall return or destroy all confidential documents, notes or other written memoranda regarding Target delivered in connection with the transactions contemplated hereby within five (5) business days thereafter.





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

     10.     MISCELLANEOUS.

          (A)        THE SELLERS.

                   (i) When any particular Seller (as opposed to the Sellers as a group) makes a representation, warranty, or covenant herein, then that representation, warranty, or covenant will be referred to herein as the "Several" obligation of such Sellers. This means that the particular Seller making the representation, warranty, or covenant will be solely responsible for any Adverse Consequences Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any breach thereof. The covenants of each of Sellers in Sections 2(a) and 6(h) above concerning the sale of his Shares to Buyer and the representations and warranties of each of the Sellers in Section 3(a) above concerning the transaction are the Several obligations of the Sellers.

                   (ii) When the Sellers as a group make a representation, warranty, or covenant herein, then that representation, warranty, or covenant will be referred to herein as the "JOINT AND SEVERAL" obligation of the Sellers. This means that each Seller will be responsible for the entirety of any Adverse Consequences Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any breach thereof subject, however, to the limitation of liabilities set forth in Section 8 hereof. The representations and warranties of the Sellers in Section 4 above concerning Target are examples of Joint and Several obligations.

          (B) PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer and the Sellers; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Parties prior to making the disclosure).

          (C) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

          (D) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof; provided, however, that if the Closing does not occur, the Confidentiality Agreement by and between Buyer and Target shall survive pursuant to its terms.

          (E) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Buyer and the Sellers; provided, however, that Buyer may assign any or all of its rights and interests hereunder to a wholly-owned





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
subsidiary of Buyer (in any or all of which cases Buyer nonetheless shall remain liable and responsible for the performance of all of its obligations hereunder).

          (F) FACSIMILE/COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more Parties hereto, and an executed copy of this Agreement may be delivered by one or more Parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party hereto, all Parties hereto agree to execute an original of this Agreement and provide such requesting Party with a full set of original signature pages for each of the Parties hereto other than the requesting Party within two (2) days of the original execution date hereof.

          (G) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (H) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                 If to a Seller:

                          at the address shown for such Seller on Section 4(b) of the Disclosure Schedule.

                 with a copy to:

                          Kinderhook Systems, Inc.
                          708 Third Avenue, 6th Floor
                          New York, New York  10017
                          Attention:  Mark Hansen, Ph.D.
                          Telephone:       (212) 867-4200
                          Facsimile:       (212) 867-0191
                 with a copy to:

                          Morrison & Foerster
                          1290 Avenue of the Americas
                          New York, New York 10104
                          Telephone: (212) 468-8100
                          Facsimile: (212) 468-7900
                          Attn:   John Delaney, Esq.





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

                          John Cleary, Esq.

                 if to Buyer:

                          Xpedior Incorporated
                          c/o Metamor Worldwide, Inc.
                          4400 Post Oak Parkway, Suite 1130
                          Houston, Texas  77027
                          Attention:  Michael T. Willis
                          Telephone:       (713) 548-3400
                          Facsimile:       (713) 627-1059

                 with a copy to:

                          Peter T. Dameris, Esq.
                          Margaret G. Reed, Esq.
                          Xpedior Incorporated
                          c/o Metamor Worldwide, Inc.
                          4400 Post Oak Parkway, Suite 1130
                          Houston, Texas  77027
                          Telephone:       (713) 548-4300
                          Facsimile:       (713) 627-1059

         Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          (I) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Texas.

          (J) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (K) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgement of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable,





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          (L) EXPENSES. Except as provided in this Section 10(l), each of Buyer and the Sellers will bear his or its own costs and expenses (including legal and investment banking fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Buyer shall, promptly following the Closing or the termination of this Agreement by Buyer, pay the Sellers' legal and accounting fees and expenses up to, but not more than an aggregate of $15,000 incurred in connection with this Agreement and the transactions contemplated hereby. None of the Sellers' costs, fees and expenses related to the transaction contemplated by this Agreement shall be charged to or paid by Target.

          (M) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any statute or law of any Governmental Authority shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          (N) INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (O) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

          (P) SUBMISSION TO JURISDICTION. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF BUYER AND SELLERS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS. ANY LEGAL ACTION OR PROCEEDING AGAINST ANY SELLER WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT AND





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

ENFORCED IN A FEDERAL OR STATE COURT LOCATED IN THE SOUTHERN DISTRICT OF TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE SELLERS HEREBY IRREVOCABLY ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY, IRREVOCABLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE SELLERS AGREE THAT A JUDGMENT, AFTER EXHAUSTION OF ALL AVAILABLE APPEALS, IN ANY SUCH ACTION OR PROCEEDINGS SHALL BE CONCLUSIVE AND BINDING UPON THE SELLERS, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY A SUIT UPON SUCH JUDGMENT, A CERTIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE JUDGMENT. THE SELLERS HEREBY IRREVOCABLY DESIGNATE, APPOINT AND EMPOWER CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 811 DALLAS AVENUE, HOUSTON, TEXAS 77002, SO LONG AS THIS AGREEMENT IS OUTSTANDING, AS THEIR DESIGNEE, APPOINTEE AND AGENT WITH RESPECT TO ANY ACTION OR PROCEEDING TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING AND AGREE THAT THE FAILURE OF ANY SUCH AGENT TO GIVE ANY NOTICE OF ANY SERVICE OF PROCESS TO THE SELLERS SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY JUDGMENT BASED THEREON. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE SELLERS AGREE TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN THE STATE OF TEXAS ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO BUYER. THE SELLERS FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE SELLERS, AT THEIR ADDRESSES SET FORTH IN SECTION 10(H) HEREOF, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF BUYER TO SERVE PROCESS OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE SELLERS IN ANY OTHER MANNER PERMITTED BY LAW.
THE SELLERS HEREBY WAIVE IRREVOCABLY, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION TO THE LAYING OF VENUE IN HOUSTON, TEXAS OR ANY CLAIM OF INCONVENIENT FORUM IN RESPECT OF ANY SUCH ACTION IN HOUSTON, TEXAS TO WHICH IT MIGHT OTHERWISE NOW OR HEREAFTER BE ENTITLED IN ANY ACTIONS ARISING OUT OF OR BASED ON THIS AGREEMENT.





                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                        BUYER:

                                        XPEDIOR INCORPORATED


                                        By:
                                        Name: /s/ PETER T. DEMERIS
                                             -----------------------------------
                                        Title:    Executive Vice President
                                              ----------------------------------

                                        TARGET:

                                        KINDERHOOK SYSTEMS, INC.

                                        By:
                                        Name: /s/ MARK D. HANSEN
                                             -----------------------------------
                                        Title:    President
                                              ----------------------------------


                                        SELLERS:
                                              /s/ CRAIG HODDESON
                                        ----------------------------------------

                                              /s/ JEROME D. KASS
                                        ----------------------------------------

                                              /s/ KAREN MYERS
                                        ----------------------------------------

                                              /s/ MARK D. HANSEN
                                        ----------------------------------------

                                              /s/ ANN ARMSTRONG
                                        ----------------------------------------


                            KINDERHOOK SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT
                                      -52-